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             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]


                                                                     EXHIBIT 5.1


                                 April 9, 1999


AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

               Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

               We have served as Maryland counsel to AMB Property Corporation, a Maryland corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") of up to 1,106,444 shares of common stock, par value $.01 per share (the "Shares"), of the Company covered by the Registration Statement (as defined herein). The Shares are to be issued by the Company upon the exchange of units of limited partnership interest (the "Units") of AMB Property, L.P., a Delaware limited partnership (the "Partnership"), of which the Company is general partner, in accordance with the Agreement of Limited Partnership of AMB Property, L.P., as amended to date (the "Partnership Agreement").

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

               1. The Registration Statement on Form S-3 (the "Registration Statement"), in substantially the form filed or to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the related form of prospectus, pursuant to which the Shares are to be issued;

               2. The charter of the Company (the "Charter");

               3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

               4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of December 5, 1997, March 26, 1998, June 19, 1998 and November 18, 1998, authorizing, among other things, the Corporation, on its own behalf and on behalf of the Partnership, as its general partner, to cause the Partnership to issue the Units, to issue the Shares in exchange for the Units, and to file the Registration Statement;



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AMB Property Corporation
April 9, 1999
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               5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

               6. The form of certificate evidencing a Share, certified as of a recent date by an officer of the Company;

               7. The Partnership Agreement;

               8. A certificate executed by an officer of the Company, dated as of a recent date; and

               9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

               In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

               1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

               2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

               3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

               4. Any Documents submitted to us as originals are authentic. The form and content of any documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.


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AMB Property Corporation
April 9, 1999
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               5. The Units have been and are validly issued units of limited partnership interest in the Partnership, and the Units are not and have not been, nor are or will the Shares be, issued in violation of any restriction or limitation contained in the Charter.

               The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

               Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

               1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. The Shares have been duly authorized for issuance and, when and if issued and delivered against tender of the Units for exchange in accordance with the Partnership Agreement and the Resolutions, will be validly issued, fully paid and nonassessable.

               The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

               We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

               This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP